EXHIBIT 24.1

DIRECTOR AND/OR OFFICER OF
GXS CORPORATION AND CERTAIN SUBSIDIARIES

REGISTRATION STATEMENT ON FORM S-4

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers of GXS Corporation, a Delaware corporation (the “Company”), and certain of its subsidiaries hereby constitutes and appoints Bruce Hunter and David Goldberg, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more Registration Statement(s) on Form S-4 relating to the registration of the Company’s Senior Secured Floating Rate Notes due 2008 and related subsidiary guarantees, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done, in his or her sole discretion, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.

     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Executed as of this 13th day of June 2003.

GXS CORPORATION

/s/ Harvey F. Seegers	/s/ David Stanton	/s/ David Golob

Harvey F. Seegers President and Chief Executive Officer and Director (Principal Executive Officer)	David Stanton Director	David Golob Director

/s/ Michael Salvati	/s/ Venkat Mohan	/s/ Brian Ruder

Michael Salvati Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	Venkat Mohan Director	Brian Ruder Director

/s/John Duvall John Duvall Assistant Treasurer (Principal Accounting Officer)

GLOBAL EXCHANGE SERVICES, INC.

/s/ Harvey F. Seegers	/s/ Michael Salvati	/s/ John Duvall
Harvey F. Seegers President and Chief Executive Officer and Director (Principal Executive Officer)	Michael Salvati Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	John Duvall Assistant Treasurer (Principal Accounting Officer)

/s/ Bruce E. Hunter	/s/ James Macioce
Bruce E. Hunter Director	James Macioce Director

GLOBAL EXCHANGE SERVICES HOLDINGS, INC.

/s/ Michael Salvati	/s/ John Duvall	/s/ Bruce E. Hunter
Michael Salvati President (Principal Executive Officer)	John Duvall Vice President and Treasurer (Principal Financial and Accounting Officer)	Bruce E. Hunter Director

/s/ David R. Goldberg David R. Goldberg Director

GXS INTERNATIONAL, INC.

/s/ Jospeh Grzegorzewski	/s/ Leonel Parra	/s/ Bruce E. Hunter
Jospeh Grzegorzewski President (Principal Executive Officer)	Leonel Parra Treasurer (Principal Financial and Accounting Officer)	Bruce E. Hunter Director

/s/ David R. Goldberg David R. Goldberg Director

2